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                                                                   EXHIBIT 23.2
                                                                   ------------
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement File No. 333-50871 of Weeks Corporation and Weeks Realty, L.P. of our report dated January 30, 1998 relating to the statement of revenues and certain expenses of Beacon Centre Acquisition Property for the year ended December 31, 1996 appearing in the Report on Form 8-K/A of the Weeks Corporation and Weeks Realty, L.P. dated January 9, 1998 and to the reference to us under the heading "Experts" in the Prospectus Supplement, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
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Miami, Florida
July 30, 1998